UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2011
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
As previously announced, in 2006 Spectrum Pharmaceuticals, Inc. (the “Company”), acquired all of the oncology drug assets of Targent, LLC, as the successor to Targent, Inc. (“Targent”). In connection with the transaction, Targent remained eligible to receive contingent consideration, in the form of the Company’s common stock and/or cash, upon achievement of certain regulatory and sales milestones, if any. As a result of the satisfaction of one such milestone, the Company became obligated to pay to Targent, on or before November 14, 2011, an aggregate of $5,000,000 in cash or, at the Company’s election and per the terms of the related Asset Purchase Agreement, an equivalent amount of shares of the Company’s common stock. Such amount was paid by the Company in cash via wire transfer on November 14, 2011. The specific details concerning the milestone were redacted from the Asset Purchase Agreement filed as Exhibit 2.1 to the Company’s Amendment No. 1 to Form 10-K for the year ended December 31, 2005 and are the subject of a confidential treatment order from the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 18, 2011

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Brett L. Scott
Brett L. Scott
Senior Vice President and Acting Chief Financial Officer

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